Exhibit 99.7

UNWIRED PLANET, INC.

NOMINEE HOLDER CERTIFICATION

The undersigned, a broker, custodian bank, trustee, depositary or other nominee holder of rights (the “Rights”) to purchase shares of common stock (“Common Stock”) of Unwired Planet, Inc. (“Unwired Planet”) pursuant to the Rights Offering described and provided for in the Prospectus for the offering (a copy of which accompanies this certification) (the “Prospectus”), hereby certifies to Unwired Planet, Computershare Trust Company, N.A., as subscription agent for the Rights Offering, and to Georgeson, as information agent for the Rights Offering, that (1) the undersigned has exercised, on behalf of the beneficial owners thereof (which may include the undersigned), the number of Rights specified below pursuant to the subscription privilege (as defined in the Prospectus), and (2) each such beneficial owner’s subscription privilege has been exercised in full:

Number of Shares of Common Stock Owned on the Record Date	Rights Exercised Pursuant to Subscription Privilege

1.

2.

3.

4.

5.

Provide the following information if applicable:

Depository Trust Company (“DTC”) Participant Number

[PARTICIPANT]

By:

Name:

Title:

DTC Basic Subscription Confirmation Number(s)